UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 19, 2010
GLG Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33217	20-5009693

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
399 Park Avenue, 38th Floor
New York, New York 10022

(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 224-7200
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
     GLG PARTNERS, INC. (“GLG”) HAS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A PRELIMINARY PROXY STATEMENT AND INTENDS TO MAIL A DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS TO GLG STOCKHOLDERS IN CONNECTION WITH THE PROPOSED MERGER OF A WHOLLY-OWNED SUBSIDIARY OF MAN GROUP PLC WITH AND INTO GLG (THE “MERGER”). GLG STOCKHOLDERS AND OTHER INTERESTED PERSONS ARE ADVISED TO READ GLG’S PRELIMINARY PROXY STATEMENT, AND AMENDMENTS THERETO, AND DEFINITIVE PROXY STATEMENT IN CONNECTION WITH GLG’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING TO BE HELD TO APPROVE THE PROPOSED MERGER BECAUSE THESE PROXY STATEMENTS CONTAIN IMPORTANT INFORMATION ABOUT GLG AND THE PROPOSED MERGER. THE DEFINITIVE PROXY STATEMENT WILL BE MAILED TO STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE PROPOSED MERGER. STOCKHOLDERS MAY OBTAIN A FREE COPY OF THESE MATERIALS AND OTHER DOCUMENTS FILED WITH THE SEC FROM THE SEC’S WEBSITE AT www.sec.gov. A FREE COPY OF THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE ALSO MAY BE OBTAINED BY CONTACTING INVESTOR RELATIONS, GLG PARTNERS, INC., 399 PARK AVENUE, 38TH FLOOR, NEW YORK, NEW YORK 10022, TELEPHONE (212) 224-7200 AND THROUGH GLG’S WEBSITE AT www.glgpartners.com.
     GLG AND ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM GLG’S STOCKHOLDERS. INFORMATION ABOUT GLG’S DIRECTORS AND EXECUTIVE OFFICERS AND THEIR OWNERSHIP OF GLG SHARES IS SET FORTH IN THE AMENDED PRELIMINARY PROXY STATEMENT FOR GLG’S SPECIAL MEETING OF STOCKHOLDERS TO APPROVE THE MERGER, WHICH WAS FILED WITH THE SEC ON AUGUST 10, 2010. A FREE COPY OF THIS DOCUMENT MAY BE OBTAINED FROM THE SEC WEBSITE OR BY CONTACTING GLG AS INDICATED ABOVE. GLG’S STOCKHOLDERS MAY OBTAIN ADDITIONAL INFORMATION ABOUT THE INTERESTS OF GLG’S DIRECTORS AND EXECUTIVE OFFICERS IN THE PROPOSED MERGER BY READING GLG’S PROXY STATEMENT FOR THE SPECIAL MEETING WHEN IT BECOMES AVAILABLE.

Item 1.01. Entry into a Material Definitive Agreement.
     On August 19, 2010, GLG Partners, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Agreement and Plan of Merger dated as of May 17, 2010 (the “Merger Agreement”) among Man Group plc (“Man”), Escalator Sub 1 Inc. (“Merger Sub”) and the Company. The Amendment modifies the Merger Agreement to (a) reduce each of the Company Termination Fee and the Parent Termination Fee (each, as defined in the Merger Agreement) from $48 million to $26 million; (b) reduce the period following a termination of the Merger Agreement under certain circumstances during which the Company Termination Fee (as defined in the Merger Agreement) is payable from within twelve (12) months to within nine (9) months; and (c) reduce the period of time in which Man may amend the terms of the Merger Agreement so that a Superior Proposal (as defined in the Merger Agreement) is no longer superior from three (3) business days to two (2) business days; provided that solely for the purposes of such two business day time period, a U.K. bank holiday will not be deemed a business day. Except as otherwise specifically amended in the Amendment, the Merger Agreement, as modified by the Amendment, remains in full force and effect. A copy of the Amendment is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Amendment was entered into by the Company, Man and Merger Sub in connection with the Company, Man and the other defendants (described below) entering into a Memorandum of Understanding with the plaintiffs with respect to pending shareholder litigations described below under Item 8.01.
Item 8.01. Other Events.
     On August 19, 2010, Man, the Company and the Company’s directors (collectively, the “Defendants”), as defendants in the shareholder action concerning the Merger Agreement filed in the Court of Chancery of the State of Delaware styled Duva v. GLG Partners, Inc., et al., C.A. No. 5512-VCS (the “Delaware Action”) and the Defendants (other than Man), as defendants in the shareholder actions concerning the Merger Agreement filed in New York Supreme Court styled Akoleo S.A. v. GLG Partners, Inc., et al. and Zia v. GLG Partners, Inc., et al. (the “New York Actions”), reached an agreement-in-principle with the plaintiffs in the Delaware Action and the New York Actions providing for the settlement of the Delaware Action and the New York Actions on the terms and subject to the conditions set forth in the Memorandum of Understanding dated August 19, 2010, which terms include, but are not limited to, an obligation by Parent, Merger Sub and the Company to make the amendments to the Merger Agreement described above under Item 1.01, and an obligation by the Company to make certain additional disclosures in appropriate filings with the Securities and Exchange Commission. The settlement is subject to the execution of definitive settlement documentation and the approval of the Court of Chancery of the State of Delaware. Upon effectiveness of the settlement, all claims which were or could have been asserted in the Delaware Action or the New York Actions will be fully and completely discharged and dismissed with prejudice.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

2.1	Amendment No. 1 dated as of August 19, 2010 to the Agreement and Plan of Merger dated May 17, 2010 among the Company, Man and Merger Sub

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLG PARTNERS, INC.
By:	/s/ Alejandro San Miguel
Alejandro San Miguel
General Counsel & Corporate Secretary

Date: August 20, 2010

EXHIBIT INDEX

Exhibit Number	Description

2.1	Amendment No. 1 dated as of August 19, 2010 to the Agreement and Plan of Merger dated May 17, 2010 among the Company, Man and Merger Sub